UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information.

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 1, 2009, WellPoint, Inc. (WellPoint) sold its NextRx subsidiaries to Express Scripts, Inc. (ESI) and received $4.675 billion in cash, subject to certain working capital, indebtedness and other adjustments set forth in that certain Stock and Interest Purchase Agreement, dated as of April 9, 2009, by and between WellPoint and ESI (the Purchase Agreement). Pursuant to the Purchase Agreement, (1) Community Insurance Company, an Ohio corporation and an indirect, wholly-owned subsidiary of WellPoint, sold all of its interests in NextRx, LLC, an Ohio limited liability company, and (2) UNICARE Specialty Services, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of WellPoint, sold the stock of each of (a) NextRx Services, Inc., a New York corporation, and (b) NextRx, Inc., a Delaware corporation, in each case, to ESI. A copy of the press release announcing the completion of the sale is filed as Exhibit 99.1 to this report and incorporated herein by reference.

In connection with the closing of the sale, WellPoint has entered into a long-term Pharmacy Benefit Management Services Agreement with ESI (the “PBM Contract”). Under the PBM Contract, ESI will be, in general, the exclusive provider of certain pharmacy benefit management services to WellPoint for a ten-year period. These services include, but are not limited to, pharmacy network management, claims processing, rebate management, drug utilization and specialty pharmaceutical management, and pharmacy customer service. The PBM Contract also includes certain minimum volume requirements, pricing guarantees and performance standards. The failure to meet the minimum volume requirements may result in financial penalties, and the failure to meet the performance standards may also result in financial penalties, or, under certain circumstances, potentially serve as a basis for early termination of the PBM Contract.

Section 7 – Regulation FD

Item 7.01    Regulation FD Disclosure

In connection with the closing of the ESI transaction, WellPoint revised its earnings per share guidance for the full year 2009 to a range of $9.40 - $9.46. This range is exclusive of any investment gains or losses or other charges that may occur in the fourth quarter of 2009. This updated guidance range includes the following items:

•	$0.52 per share of net investment losses incurred through the first nine months of 2009;

•	An impairment charge of $0.28 per share for certain intangible assets that was recorded during the third quarter of 2009; and

•	An estimated fourth quarter 2009 net gain of $4.34 per share, resulting from the sale of the NextRx subsidiaries and restructuring and other related charges.

All of the information furnished in this report under Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Section 9—Financial Statements and Exhibits.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

The following exhibit is being filed herewith:

Exhibit No.	Exhibit

99.1	Press Release dated December 1, 2009 announcing the completion of the sale by WellPoint, Inc. of its NextRx subsidiaries to Express Scripts, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2009

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated December 1, 2009 announcing the completion of the sale by WellPoint, Inc. of its NextRx subsidiaries to Express Scripts, Inc.